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                                   Exhibit 5.1

Form of specimen of certificate representing the Floating Rate Class A Accounts Receivable Trust Certificates, Series 2002-1.

             UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-___                                                             $________

Registered                                                   CUSIP No. ________

                          AMERICAN EXPRESS MASTER TRUST
                    FLOATING RATE CLASS A ACCOUNTS RECEIVABLE
                        TRUST CERTIFICATE, SERIES 2002-1

                  Each $1,000 minimum denomination represents a 1/750,000th interest in the Series 2002-1 Class A Certificateholders' undivided interest in the American Express Master Trust.

Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated or to be generated in a portfolio of the pay in full portion of designated American Express(R) Card, American Express(R) Gold Card and Platinum Card(R) Accounts.

                  (Not an interest in or recourse obligation of American Express Receivables Financing Corporation ("RFC"), American Express Centurion Bank ("Centurion Bank"), American Express Travel Related Services Company, Inc. ("TRS"), American Express Company or any of their affiliates.)

                  This certifies that CEDE & CO. (the "Certificateholder") is the registered owner of an Undivided Interest in the American Express Master Trust (the "Trust") issued pursuant to the Amended and Restated Master Pooling and Servicing Agreement, dated as of May 1, 1998, as amended by the First Amendment to the Amended and Restated Master Pooling and Servicing Agreement, dated as of October 1, 2001 (as so amended, the "Pooling and Servicing Agreement"; such term to include any amendment or Supplement thereto), by and among Centurion Bank, as transferor and RFC, as transferor (together, the "Transferors"), TRS, as Servicer (in such capacity, the "Servicer"), and The Bank of New York, as Trustee (the "Trustee"), and the Series 2002-1 Supplement, dated as of January 18, 2002, among the Transferors, the Servicer and the Trustee. The corpus of the Trust consists of all of the Transferors' right, title and interest in a portfolio of receivables now existing and hereafter created (the "Receivables"), arising under certain charge card accounts owned by TRS and American Express Centurion Bank identified in the Pooling and Servicing Agreement from time to time (collectively, the "Accounts"), all monies due or to become due with respect thereto (including Recoveries) on and after the Cut Off Date, all proceeds of such Receivables, all right, title and interest of the Transferors in, to and under the Receivable Purchase Agreement, all monies as are from time to time deposited in the Collection Account and any other account or accounts maintained for the benefit of the Certificateholders and all monies as are from time to time available under any Enhancement for any Series for payment to Certificateholders. The holder of this Certificate is not entitled to the benefit of any Enhancement for any other Series which may be a part of the Trust's assets. The Receivables arise generally from the purchase of merchandise and services, annual membership fees and other administrative fees billed to obligors, as more fully specified in the Pooling and Servicing Agreement.

                  A portion of the Collections on the Receivables received in any Due Period equal to the product of the aggregate amount of such Collections and the Yield Factor will be treated as Yield Collections. The remainder of such Collections will be treated as Principal Collections. Recoveries will not be considered Collections but will be used as an offset to Defaulted Receivables. The Yield Factor will initially be equal to 3.0%, and, subject to certain limitations, may be changed from time to time by the Transferors.

                  Although a summary of certain provisions of the Pooling and Servicing Agreement is set forth below, this Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement, as amended and as supplemented by the Series 2002-1 Supplement, for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Pooling and Servicing Agreement and the Series 2002-1 Supplement may be requested from the Trustee by writing to the Trustee at The Bank of New York, 5 Penn Plaza, 16th Floor, New York, New York, 10001, Attention: Corporate Trust ABS Unit. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Pooling and Servicing Agreement as supplemented by the Series 2002-1 Supplement. This Certificate is one of a series of Certificates entitled "American Express Master Trust Floating Rate Class A Accounts Receivable Trust Certificates, Series 2002-1" (the "Class A Certificates"), each of which represents a fractional undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement to be paid to the holder of a Class A Certificate, and is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.

                  The Transferors have structured the Pooling and Servicing Agreement and the Investor Certificates with the intention that the Investor Certificates (other than those held by the Transferor) will qualify under applicable tax law as indebtedness and the Transferors and each Investor Certificateholder (or Certificate Owner) by acceptance of its Class A Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest therein) or participation herein, agrees to treat the Investor Certificates (other than those held by a Transferor) (and any beneficial interest therein) for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with the Pooling and Servicing Agreement as to treatment as indebtedness for certain tax purposes.

                  The aggregate interest in the Trust represented by the Series 2002-1 Investor Certificates at any time shall not exceed an amount equal to the Invested Amount at such time. The initial Invested Amount is $810,810,810. The aggregate interest in the Trust represented by the Class A Certificates at any time shall not exceed an amount equal to the Class A Invested Amount at such time. The Class A Initial Invested Amount is $750,000,000. The Class A Invested Amount on any date of determination will be an amount equal to (a) the Class A Initial Invested Amount minus (b) the amount of payments of principal paid to the Class A Certificateholders prior to such date of determination, minus (c) the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates and, if the date of determination is a Distribution Date, the current Distribution Date, plus (d) the aggregate amount of Yield Collections and certain other amounts applied on all prior Distribution Dates for reimbursing amounts deducted pursuant to the foregoing clause (c) and, if the date of determination is a Distribution Date, the aggregate amount of Yield Collections and certain other amounts applied for such Distribution Date for reimbursing amounts deducted pursuant to the foregoing clause (c). In addition to the Investor Certificates, an Exchangeable Transferor Certificate has been issued to the Transferors pursuant to the Pooling and Servicing Agreement which will represent an Undivided Interest in the Trust. The Exchangeable Transferor Certificate will represent the interest in the Receivables not represented by the Investor Certificates. The Exchangeable Transferor Certificate may be exchanged by the Transferors pursuant to the Pooling and Servicing Agreement for one or more Series of Investor Certificates and a reissued Exchangeable Transferor Certificate upon the conditions set forth in the Pooling and Servicing Agreement.

                  Interest will accrue on the unpaid principal amount of the Class A Certificates at a per annum rate equal to 0.07% per year above LIBOR (the "Class A Certificate Rate") and, except as otherwise provided herein, will be distributed to Certificateholders on the fifteenth day of each month (or, if such day is not a Business Day, on the next succeeding Business Day) (each, a "Distribution Date") and on the Expected Final Payment Date, commencing February 15, 2002. If (a) a Pay Out Event occurs or (b) the final principal payment on the Class A Certificates is not made on the Expected Final Payment Date, then thereafter interest will be distributed to the Class A Certificateholders monthly on each Special Payment Date. Interest for any Distribution Date will be an amount equal to the product of (i) the Class A Certificate Rate in effect for the related Interest Period, (ii) the outstanding principal balance of the Class A Certificates as of the related Record Date (or, in the case of the first Distribution Date, as of the Closing Date) and (iii) a fraction, the numerator of which is the actual number of days in the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date and the denominator of which is 360. Interest for any Distribution Date or Special Payment Date due but not paid on any Distribution Date or Special Payment Date will be due on the next succeeding Distribution Date or Special Payment Date together with, to the extent permitted by applicable law, additional interest on such amount at the Class A Certificate Rate plus 2% per annum.

                  No principal will be payable to the Class A Certificateholders until the Expected Final Payment Date or, upon the occurrence of a Pay Out Event as described in the Pooling and Servicing Agreement, on the first Special Payment Date. No principal will be payable to the Class B Certificateholders until all principal payments have been made to the Class A Certificateholders. For each Due Period during the period beginning on the Closing Date and ending on the day prior to the day on which the Controlled Accumulation Period or the Early Amortization Period commences (the "Revolving Period"), all Principal Collections allocable to the Investor Interest will be treated as Excess Principal Collections. The Servicer will allocate Excess Principal Collections as provided in the Pooling and Servicing Agreement which may include any principal distributions to Investor Certificateholders and deposits to principal funding accounts for any Series which are either scheduled or permitted and which have not been covered out of the Principal Collections allocable to such other Series.

                  The Servicer shall deposit Collections into the Collection Account in the amounts and at the time required by the Pooling and Servicing Agreement. The Servicer shall apply or shall cause the Trustee to apply the funds on deposit in the Collection Account with respect to each Distribution Date as provided in the Pooling and Servicing Agreement.

                  TRS, as Servicer, is entitled to receive as servicing compensation a monthly servicing fee in an amount equal to the sum of, with respect to all Series, one-twelfth of the product of the applicable Servicing Fee Percentages with respect to each Series and the sum of an allocable portion of the Transferor Interest and the aggregate Invested Amount with respect to each Series with respect to the related Due Period. The portion of the servicing fee for each Due Period allocable to the Certificateholders' Interest shall be equal to one-twelfth of the product of (A) 2.0% (the Servicing Fee Percentage for the Series 2002-1 Investor Certificates) and (B) the amount of the Class A Adjusted Invested Amount and the Class B Invested Amount, on the last day of the second preceding Due Period or, in the case of the first Distribution Date, the initial principal amount of the Class A Certificates and the Class B Certificates.

                  With respect to the Class A Certificates, the Servicer shall instruct the Trustee or the Paying Agent to make the following distributions at the following times and in the following priority from the Collection Account and the Principal Funding Account:

                  (a) on each Distribution Date, on each Special Payment Date and on the Expected Final Payment Date, Class A Monthly Interest and unpaid Class A Monthly Interest, plus additional interest thereon, to the extent available from the Floating Allocation Percentage of Yield Collections, shall be distributed to the Class A Certificateholders; and

                  (b) on each Special Payment Date and on the Expected Final Payment Date, all amounts on deposit in the Principal Funding Account, up to a maximum amount on any such date equal to the unpaid Class A Invested Amount on such date, shall be distributed to the Class A Certificateholders.

                  If Yield Collections allocable to the Certificateholders' Interest for any Due Period are insufficient to pay the Investor Default Amount for such Due Period in accordance with the priorities set forth in the Pooling and Servicing Agreement, then the Class B Invested Amount will be reduced by an amount equal to such insufficiency. If the Class B Invested Amount is reduced to zero, any further insufficiency will reduce the Class A Invested Amount, but not in excess of the Investor Default Amount for such Due Period, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

                  The amount in respect of interest payments to be paid on each Distribution Date, Special Payment Date or Expected Final Payment Date to the holder of this Certificate will be equal to the product of the aggregate Undivided Interest evidenced by this Certificate and the aggregate of all payments of interest to be made to the Class A Certificateholders on such date. The amount in respect of principal payments on each Special Payment Date or Expected Final Payment Date with respect to the holder of this Certificate will be equal to the product of the aggregate Undivided Interest evidenced by this Certificate and the aggregate of all payments of principal to be made to Class A Certificateholders on such date. Distributions with respect to this Certificate will be made by the Paying Agent by check mailed to the address of the Class A Certificateholder of record appearing in the Certificate Register (except for the final distribution in respect of this Certificate) without the presentation or surrender of this Certificate or the making of any notation thereon, except that with respect to Certificates registered in the name of the nominee of a Clearing Agency, distributions will be made in the form of wire transfer of immediately available funds.

                  This Certificate does not represent a recourse obligation of, or an interest in, the Transferors, the Servicer or any of their affiliates and is not insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain Collections with respect to the Receivables all as more specifically set forth in the Pooling and Servicing Agreement.

                  Pursuant to the Pooling and Servicing Agreement, the Transferors have the right (subject to certain limitations and conditions), and in some circumstances are obligated, to designate additional eligible accounts to be included as Accounts (the "Additional Accounts") and to convey to the Trust all of the Receivables in the Additional Accounts, whether such Receivables are then existing or thereafter created.

                  The Transferors may, and in some circumstances are obligated to, designate (subject to the terms and conditions of the Pooling and Servicing Agreement), Accounts for deletion and removal from the Accounts previously designated as Accounts.

                  The Pooling and Servicing Agreement may be amended from time to time by the Servicer, the Transferors and the Trustee, without the consent of any of the Investor Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions therein or to add, modify or eliminate such provisions as the Transferors may deem necessary, in order to enable all or a portion of the Trust to (i) qualify as, and to permit an election to be made to cause the Trust to be treated as a "financial asset securitization investment trust" as described in
Section 860L of the Code and (ii) to avoid the imposition of state or local income or franchise taxes imposed on the Trust's property or its income and to add any other provisions with respect to matters or questions raised under the Pooling and Servicing Agreement which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of any of the Investor Certificateholders. Additionally, the Pooling and Servicing Agreement may be amended from time to time by the Servicer, the Transferors and the Trustee, without the consent of any of the Certificateholders, to add to or change any of the provisions of the Pooling and Servicing Agreement to provide that Bearer Certificates may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of (or premium, if any) or any interest on Bearer Certificates to comply with the Bearer Rules, to permit Bearer Certificates to be issued in exchange for Registered Certificates (if then permitted by the Bearer Rules), to permit Bearer certificates to be issued in exchange for Bearer Certificates of other authorized denominations or to permit the issuance of Investor Certificates in uncertificated form, provided any such action shall not adversely affect the interest of the Holders of Bearer Certificates of any Series or any related Coupons in any material respect unless such amendment is necessary to comply with the Bearer Rules. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under the Agreement or otherwise.

                  The Pooling and Servicing Agreement may also be amended from time to time by the Servicer, the Transferors and the Trustee, without the consent of any of the Investor Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or of modifying in any manner the rights of the Holders of Investor Certificates; provided that (i) the Servicer shall have provided an Opinion of Counsel to the Trustee to the effect that such amendment will not materially and adversely affect the interests of the Investor Certificateholders of any outstanding Series (or 100% of the class of Certificateholders so affected have consented), (ii) such amendment shall not, as evidenced by an Opinion of Counsel, cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal income taxation of any outstanding Series of Investor Certificates or any Certificate Owner and (iii) the Rating Agencies shall confirm that such amendment shall not cause a reduction or withdrawal of the rating of any outstanding Series of Certificates; provided further that such amendment shall not reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of the related Investor Certificateholder, change the definition of or the manner of calculating the interest of any Investor Certificateholder of such Series without the consent of the related Investor Certificateholder or reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of all such Investor Certificateholders.

                  The Pooling and Servicing Agreement may also be amended from time to time by the Servicer, the Transferors and the Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Invested Amount of all Series adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Investor Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificate of such Series without the consent of the related Investor Certificateholder; (ii) change the definition of or the manner of calculating the Invested Amount, the Invested Percentage, the applicable available amount under any Enhancement or the Investor Default Amount of such Series without the consent of each related Investor Certificateholder; or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each related Investor Certificateholder.

                  In addition to being subject to amendment pursuant to any other provisions relating to amendments in either the Pooling and Servicing Agreement or the Series 2002-1 Supplement, the Pooling and Servicing Agreement or the Series 2002-1 Supplement may be amended by the Transferors without the consent of the Servicer, the Trustee or any Investor Certificateholder to account for the transfer of assets as sales in accordance with FASB Statement No. 140, including providing for the transfer of receivables from American Express Centurion Bank to a bankruptcy-remote special purpose entity and from that entity to the Trustee; provided that the Transferors shall have delivered a tax opinion, as provided in the Series 2002-1 Supplement, on the date of such amendment. Promptly after the effectiveness of any amendment made to account for the transfer of assets as sales in accordance with FASB Statement No. 140, the Transferors shall deliver a copy of such amendment to each of the Servicer, the Trustee and each Rating Agency.

                  The transfer of this Certificate shall be registered in the Certificate Register upon surrender of this Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations and for the same aggregate Undivided Interests will be issued to the designated transferee or transferees.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates evidencing like aggregate Undivided Interests, as requested by the Certificateholder surrendering such Certificates. No service charge may be imposed for any such exchange but the Trustee or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  The Transferors, the Servicer, the Trustee, the Paying Agent, the Transfer Agent and Registrar, and any agent of any of them, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Transferors, the Servicer, the Trustee, the Paying Agent, the Transfer Agent and Registrar, nor any agent of any of them or of any such agent shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.

                  At the option of the Transferors, but subject to certain conditions set forth in the Pooling and Servicing Agreement, the aggregate principal amount of the Class A Certificates is subject to retransfer to the Transferors on any Distribution Date on or after which the Invested Amount is less than or equal to $81,081,081 (10% of the Class A Initial Invested Amount and the Class B Initial Invested Amount). The retransfer price will be equal to the applicable Invested Amount plus accrued and unpaid interest on the Class A Certificates through the day preceding the Distribution Date on which the retransfer occurs.

                  Subject to certain conditions in the Pooling and Servicing Agreement, if the Invested Amount of the Series 2002-1 Certificates is greater than zero on the December 2005 Distribution Date (the "Series 2002-1 Termination Date"), the Trustee shall sell or cause to be sold an amount of Receivables up to 110% of the applicable Invested Amount at the close of business on such date, but not more than the total amount of Receivables allocable to the Series 2002-1 Certificates, and apply the proceeds of such sale as provided in the Pooling and Servicing Agreement.

                  Following the termination of the Trust pursuant to Section
12.01 of the Pooling and Servicing Agreement and the surrender of this Certificate, the Trustee shall assign and convey to the Transferors (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, and all proceeds thereof, except for amounts held by the Paying Agent. The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Transferor to vest in the Transferors all right, title and interest which the Trustee had in the applicable Receivables.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

                            (Signature page follows.)

                  IN WITNESS WHEREOF, American Express Receivables Financing Corporation and American Express Centurion Bank have caused this American Express Master Trust Floating Rate Class A Accounts Receivable Trust Certificate, Series 2002-1 to be duly executed under its official seal.

                                AMERICAN EXPRESS RECEIVABLES
                                    FINANCING CORPORATION



                                By:  __________________________________________
                                           Authorized Signatory


                                AMERICAN EXPRESS CENTURION BANK



                                By:  __________________________________________
                                           Authorized Signatory

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  This is one of the Series 2002-1 Class A Certificates referred to in the within-mentioned Pooling and Servicing Agreement.

Dated:   January 18, 2002

                                THE BANK OF NEW YORK
                                    as Trustee



                                By:  __________________________________________
                                          Authorized Signatory